Exhibit 3.d

Rec No. 3H 1361193                                              Co. No. 3881

Fee $1.00

                        THE COMPANIES ACT, CHAPTER 89:01

                          CERTIFICATE OF INCORPORATION

                                ---------------
                                     GUYANA
                                ---------------

                   TO ALL TO WHOM THESE PRESENTS SHALL COME!

      I LEON STEWART, _______________________________ Registrar of Joint Stock Companies of Guyana, do hereby certify that NORTH AMERICAN RESOURCES INCORPORATED LIMITED, ______________________________________________________ was
on the 15th day of March, in the Year One Thousand Nine Hundred and Ninety-five duly incorporated as a Company under the Companies Act Chapter 89:01 and that the said Company is Limited.

[SEAL OF REGISTRAR OF JOINT STOCK
COMPANIES OF GUYANA]

                                      In Faith and Testimony whereof I have
                                        hereunto subscribed my name and Office,
                                        and have caused to be hereto affixed,
                                        the seal of said Office this 15th day of March, in the Year One Thousand Nine Hundred and Ninety-Five.

                                                       QUOD ATTESTOR,


                                    /s/ L. Stewart
                      REGISTRAR OF JOINT STOCK COMPANIES.

Office of Registrar of Joint Stock Companies,
               Guyana.

                                              [SEAL OF REGISTRAR OF JOINT STOCK
                                                        COMPANIES OF GUYANA]

SUPREME COURT-NO. 1.

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